J. P. Morgan Healthcare Conference San Francisco, CA January 13, 2015 Jay Grinney, President and Chief Executive Officer

2 The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2013, the Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated January 13, 2015 to which the following supplemental slides are attached as Exhibit 99.1, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements

Company Overview (1)



Inpatient Rehabilitation Hospitals
Encompass Home Health
Encompass Hospice
Encompass Pediatrics
New Inpatient Rehabilitation Hospitals under development

Inpatient Rehabilitation

Portfolio - As of December 31, 2014	
107	Inpatient Rehabilitation Hospitals ("IRF") • 32 operate as JV's with Acute Care Hospitals
25	Hospital-Based Home Health Agencies (2)
16	Outpatient Rehabilitation Satellite Clinics
29	Number of States (plus Puerto Rico)
~ 24,100	Employees

Key Statistics - Year-Ended December 31, 2014	
~ $2.4 Billion	Revenue (2)
134,512	Inpatient Discharges
739,227	Outpatient Visits (2)

IRF Marketshare

- ~ 9% of IRFs
- ~ 18% of Licensed Beds
- ~ 21% of Patients Served

Home Health and Hospice Marketshare

5th largest provider of Medicare-focused home health services

Encompass Home Health and Hospice (1)

Portfolio – As of December 31, 2014	
107	Home Health Locations
8	Pediatric Home Health Locations
20	Hospice Locations
12	Number of States
~ 4,900	Employees

Key Statistics - Year-Ended December 31, 2014	
~ $370 million	Revenue
98,627	Home Health Episodes
387	Hospice Census

(1) HealthSouth completed the acquisition of Encompass Home Health and Hospice on December 31, 2014.

(2) Existing 25 HealthSouth home health agencies will be integrated into Encompass during 2015. HealthSouth revenue and outpatient visits include the revenue and visits from these 25 agencies in 2014.

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HEALTHSOUTH

4 HealthSouth's Strategy: 5-Year Track Record of Consistent Results Business Model (2009 to 2013): ü Adjusted EBITDA CAGR: 4% - 8% ü Strong free cash flow Shareholder Distributions Core Growth Strategy Componen t Key Operational Initiatives Shareholder Distributions Core Growth Strong Balance Sheet Opportunistic Growth (1) Reconciliation to GAAP provided on slides 33 - 37 (2) Reconciliation to GAAP provided on slide 31. 20 09 20 10 20 11 20 12 20 13 $364 $410 $466 $506 $552’09-’13 CAGR = 11.0% Adjusted EBITDA (1) Adjusted Free Cash Flow (2) 20 09 20 10 20 11 20 12 20 13 $155 $181 $243 $268 $331 ($millions) ($millions) ’09-’13 CAGR = 20.9%

5 2014 Highlights ü Increased the quarterly cash dividend on our common stock 16.7% to $0.21 per share effective with the October 2014 dividend ü Repurchased $43.1 million of common stock (1,303,201 shares) Key Operational Initiatives Key Operational Initiatives Shareholder Distributions Core Growth Strategy Componen t Key Operational Initiatives Core Growth Strong Balance Sheet Opportunistic Growth Shareholder Distributions

6 2014 Highlights (continued) Key Operational Initiatives ü Redeemed all of the 7.25% senior notes (approx. $271 million) due 2018 and approx. $25 million of the 7.75% senior notes due 2022 ü Utilized balance sheet capacity to acquire preeminent home health and hospice company with modest increase in leverage (proforma approx. 3.3x(1)) Shareholder Distributions Core Growth Strategy Componen t Key Operational Initiatives Core Growth Strong Balance Sheet Opportunistic Growth Shareholder Distributions (1) Leverage ratio is based on year-end 2014 debt and includes an estimate of Encompass Adjusted EBITDA for 2014.

7 2014 Highlights (continued) ü Increased discharges by 3.5% ü Opened three de novos: • Altamonte Springs, FL (50 beds) • Newnan, GA (50 beds) • Middletown, DE (34 beds) ü Acquired Quillen Rehabilitation Hospital (26 beds) in Johnson City, TN through a joint venture ü Added 51 beds to existing hospitals ü Acquired additional 30% equity interest in Fairlawn Rehabilitation Hospital (110 beds) resulting in conversion to a consolidated entity Key Operational Initiatives Shareholder Distributions Core Growth Strategy Componen t Key Operational Initiatives Core Growth Strong Balance Sheet Opportunistic Growth Shareholder Distributions

2014 Highlights (continued)


Strategy Component
Shareholder Distributions
Strong Balance Sheet
Core Growth
Opportunistic Growth
Key Operational Initiatives

✓ **Acquired Encompass Home Health & Hospice**

- $750 million purchase price; $695.5 million cash + $64.5 million Encompass management equity roll
- Transaction funded with expanded credit facility
  - $300 million additional term loan
  - Proforma leverage of approx. 3.3x[1]
- New HealthSouth home health and hospice operating segment
  - Retained Encompass management and trade names
  - Existing 25 HealthSouth home health agencies to be integrated into Encompass
- Accretive upon closing
  - Expected Adjusted EBITDA contribution of approx. $75 million in 2015
  - Expected EPS accretion to be determined pending final purchase price allocation

(1) Leverage ratio is based on year-end 2014 debt and includes an estimate of Encompass Adjusted EBITDA for 2014.

8 HEALTHSOUTH

9 2014 Highlights (continued) Key Operational Initiatives 3Q13 4Q13 1Q14 2Q14 3Q14 35.6 36.4 36.8 37.5 37.6 27.8 27.9 28.0 28.1 28.3 HLS Average UDSMR Average(1) without HealthSouth ü Achieved consistently higher FIM® Gains(2) ü Installed electronic clinical information system in 22 additional hospitals bringing to 58 the total number of hospitals on this system • All hospitals to be operational by YE 2017 Key Operational Initiatives Shareholder Distributions Core Growth Strategy Componen t Key Operational Initiatives Core Growth Strong Balance Sheet Opportunistic Growth Shareholder Distributions Source: UDSMR Database (1) Average = Expected, Risk-adjusted (2) FIM® instrument is a trademark of Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc. FIM® Gain is based on the change from admission to discharge of an 18 point assessment.

2014 Guidance - Adjusted EBITDA[1]

Original Guidance - 02/19/2014	Revised Guidance - 01/13/2015
$555 million to $565 million	$575 million to $580 million

Q4 2014 preliminary observations [2]:

- ✓ Discharge growth of approx. 4.7%
  - New-store growth of 2.5% (impacted by delayed start-up at three hospitals)
  - Same-store discharge growth of 2.2%
- ✓ Revenue per discharge increased by approx. 3.2% (Q4 2013 revenue was decreased by approx. $8 million to establish reserves related to RAC audits[3] versus $0.4 million in Q4 2014).
- ✓ Impacted by approx. $6 million in net expenses related to the ramp-up at four hospitals opened in Q4 2014
- ✓ Q4 2013 benefited from approx. $11 million in reductions to self-insurance reserves, including $6.7 million attributable to lowering the Company's statistical confidence level.
- ✓ Includes bad debt of approx. 1.1% versus 0.6% in Q4 2013
  - Q4 2013 positively impacted by approx. $4 million from the reclassification of certain reserves related to RAC audits[3]
  - Q4 2014 positively impacted by revised recovery estimates on pending MAC prepayment claims
- ✓ Encompass transaction costs of approx. $10 million are not included in Adjusted EBITDA.

(1) Reconciliation to GAAP provided on slides 32, 33, and 37.

(2) The Company has not yet closed its books for Q4 and year-end 2014.

(3) In connection with CMS approved and announced RAC audits related to IRFs, we received requests in 2013 to review certain patient files for discharges occurring from 2010 through 2013, of which we have previously received payment. Based on our assessment of claims review results and our historical experience with the adjudication process, we established an approx. $8 million reserve via contractual allowances which reduced net operating revenues in Q4 2013. Concurrently, we reversed approx. $4 million in bad debt reserves established during 2013 related to RAC audits.

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2014 Guidance – EPS [1]

Earnings per Share from Continuing Operations Attributable to HealthSouth [2]
$ 2.20 to $ 2.23

Considerations:

- Includes approx. $10 million, or $0.06 per share, for Encompass transaction costs
- Includes approx. $13 million, or $0.08 per share, loss on early extinguishment of debt in Q4 2014
- Higher depreciation and amortization related to recent capital investments
- Higher interest expense and amortization of debt discounts and fees related to the exchange of Convertible Senior Subordinated Notes for Convertible Perpetual Preferred Stock completed in Q4 2013
- Assumes provision for income tax of approx. 35% (cash taxes expected to be approx $16 million for full-year 2014)

(In Millions, Except Per Share Data)	Actual 2013	EPS Guidance 2014 Low	EPS Guidance 2014 High
Adjusted EBITDA	$ 551.6	$ 575	$ 580
Interest expense and amortization of debt discounts and fees	(100.4)	(109)	
Depreciation and amortization	(94.7)	(108)	
Stock-based compensation expense	(24.8)	(24)	
Other, including noncash loss on disposal and impairment of assets	(5.9)	(7)	
	325.8	327	332
Certain Nonrecurring Expenses:			
Government, class action, and related settlements	23.5	2	
Professional fees - accounting, tax, and legal	(9.5)	(9)	
Loss on early extinguishment of debt	(2.4)	(13)	
Gain related to consolidation of Fairlawn Rehabilitation Hospital	—	27	
Transaction costs	—	(10)	
Pre-tax income	337.4	324	329
Income tax	(12.7)	(111)	(113)
Income from continuing operations [2]	324.7	213	216
Income allocated to participating securities [3]	(3.4)	(2)	(2)
Convertible perpetual preferred dividends [3]	(21.0)	(6)	(6)
Repurchase of convertible perpetual preferred stock [3]	(71.6)	—	—
After-tax convertible debt interest expense [4]	—	9	9
Basic shares [3]	88.1	87.0	87.0
Diluted shares [4]	102.1	101.0	101.0
Earnings per share	$ 2.59 [5]	$ 2.20	$ 2.23

(1) The Company has not yet closed its books for Q4 and year-end 2014.
(2) Income from continuing operations attributable to HealthSouth
(3) The income allocated to participating securities, the convertible perpetual preferred dividends, and the repurchase premium on preferred stock need to be subtracted from income from continuing operations to calculate basic earnings per share.
(4) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share.
(5) Diluted earnings per share are the same as basic earnings per share due to antidilution.

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HEALTHSOUTH

Business Outlook: 2015 to 2017 (1)

Business Model :
- **Adjusted EBITDA CAGR: 5% - 9%** (2014 base year Adjusted EBITDA includes an estimate for Encompass)(2)
- **Continued strong free cash flow generation**

Strategy Component

	2015	2016	2017
Shareholder Distributions	• Quarterly cash dividends • Opportunistic repurchases ($207 million authorization remaining as of December 31, 2014)		
Strong Balance Sheet	• Target Leverage < 3.0x (subject to shareholder value-creating opportunities)		
Core Growth	• Same-store IRF Growth • New Store IRF growth (Target 4-6/Year) • Same store Home Health and Hospice Growth • New store Home Health and Hospice Growth		
Opportunistic Growth		• Consider acquisitions of other complementary post-acute businesses.	
Key Operational Initiatives	• Enhance clinical outcomes and patient experience • Implementing CIS: installed in 58 IRF's at YE 2014; Expect all IRF's to be on system by YE 2017 • Participate in new delivery and payment models (ACO's; bundling)		

(1) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on the Company's business model.

(2) To arrive at the 5% - 9% CAGR, 2014 (the base year) includes an estimate of Adjusted EBITDA for Encompass. This is a multi-year CAGR; annual results may fall outside the range. Reconciliation to GAAP provided on slides 32 and 37.

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13 (1) Reconciliation to GAAP is provided on slide 31. (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends (approx. $16 million paid in Q4 2013 and approx. $66 million paid in 2014) are not included in the calculation of adjusted free cash flow. (3) The Company has not yet closed its books for Q4 2014 or year-end 2014. (4) Net of amortization of debt discounts and fees (5) 2013 benefited by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. Adjusted Free Cash Flow(1) Assumptions Certain Cash Flow Items (2) (millions) 2013 Actual 2014 Estimate (3) 2015 Assumptions • Cash interest expense (4) $95.4 $97 $100 to $110 • Cash payments for taxes, net of refunds $7.7 $16 $15 to $20 • Working Capital and Other $19.6 $43 to $48 $40 to $50 • Maintenance CAPEX (5) $74.8 $92 $90 to $100 • Dividends paid on preferred stock $23.0 $6 $6 Reflects: • 2015 assumptions include the Encompass acquisition • Continued spending on CIS installation We expect 2014 adjusted free cash flow to be slightly lower than the $331 million (1) for 2013 due to higher than anticipated accounts receivable in Q4 2014.

14 Priorities for Reinvesting Free Cash Flow ($millions) 2015 2014 2013 Assumptions Estimates (1) Actuals IRF bed expansions $30 to $40 $24 $24.9 New IRF's - De novos 40 to 60 53 26.6 - Acquisitions TBD 20 28.9 New home health and hospice agencies 30 to 40 696 (2) — $100 to $140, excluding IRF acquisitions $793 $80.4 (1) The Company has not yet closed its books for Q4 2014 and year-end 2014. (2) The Encompass acquisition was funded using draws under our revolving credit facility and our expanded term loan facility. See slide 30. Growth in Core Business ü Continued emphasis on inpatient rehabilitation core growth ü Additional emphasis on home health and hospice growth

New IRF's: De Novo (40-50 beds) Assumptions and Timing

All projects have minimum IRR target of 15% (pre-tax).

Investment Considerations

- Cash Payback [(1)] = 5 to 7 years
- Inclusive of CON costs (where applicable)
- Includes cost of CIS installation
- May be structured as a joint venture

- Prototype includes all private rooms
- A minimum of 30 patients treated for zero revenue (Medicare certification)
- Core infrastructure of building anticipates future expansion; potential to enhance returns with future bed expansion

Capital Cost (millions)	Low	High
Construction, design, permitting, etc.	$15	$17
Land	2	3
Equipment (Including CIS)	3	4
	$20	$24

Pre-Opening Expenses [(2)] (thousands)	Low	High
Operating	$325	$550
Salaries, wages, benefits	375	650
	$700	$1,200

Operational Date	Location	Beds
Q4 2017	Murrieta, CA	50
Q1 2016	Modesto, CA	50
Q4 2015	Franklin, TN	40
Q4 2014	Middletown, DE	34
Q4 2014	Newnan, GA	50
Q4 2014	Altamonte Springs, FL	50
Q2 2013	Littleton, CO	40
Q2 2013	Stuart, FL	34
Q4 2012	Ocala, FL	40
Q4 2011	Cypress, TX	40
Q3 2010	Bristol,VA	25
Q2 2010	Loudoun County, VA	40

(1) Future cash payback periods may increase when the Company exhausts its NOLs (slide 26).

(2) Pre-opening expenses include expenses for training new employees on the clinical information system, which vary based on the timing of the first admission.

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HEALTHSOUTH

New IRF's: Acquisition Assumptions and Timing

All projects have minimum IRR target of 15% (pre-tax).

Investment Considerations

- Price varies depending on size, market, and physical asset
- Cash Payback [(1)] = 4 to 6 years
- May be structured as a joint venture
- Clinical information system is additive to the purchase price.

Value Added

- TeamWorks approach to sales/marketing
- Labor management tools and best practices
- Clinical expertise
- Clinical technology and programming
- Supply chain efficiency
- Medical leadership and clinical advisory boards

Unit/Equity Acquisitions

Location	Beds	Date Acquired
Worcester, MA [(2)]	110	Q2 2014
San Antonio, TX	34	Q3 2012
Ft. Smith, AR	30	Q3 2010
Little Rock, AR	23	Q1 2010
Altoona, PA	18	Q4 2009
Arlington, TX	30	Q3 2008

IRF Acquisitions

Location	Date Acquired	Acquired Census	One Year Later Census
Savannah, GA [(3)]	1st half 2015	TBD	TBD
Johnson City, TN	Q4 2014	6	TBD
Augusta, GA	Q2 2013	31	39
Cincinnati, OH	Q4 2011	—	27
Sugar Land, TX	Q3 2010	26	35
Las Vegas, NV	Q2 2010	16	35
Vineland, NJ	Q3 2008	26	31

(1) Future cash payback periods may increase when the Company exhausts its NOLs (slide 26).

(2) Worcester, MA is an increase in equity and consolidation of Fairlawn Rehabilitation Hospital effective June 1, 2014.

(3) Expect to commence operations of an inpatient rehabilitation hospital under a joint venture agreement with Memorial Health in the first half of 2015 and plan to begin building a 50-bed replacement hospital, which is expected to be completed in early 2016.

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17 New Home Health and Hospice Acquisitions Acquisitions Revenue Acquired 9 8 7 6 5 4 3 2 1 Ac qu is iti on s Pe rY ea r(1) 60 50 40 30 20 10 0 R ev en ue Ac qu ire d Pe rY ea r 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2 7 3 3 3 2 3 6 8 5 Investment Considerations Value Added by Encompass • Highly fragmented home health market - Over 12,000 home health agencies - Approx. 95% of these have annual revenue of less than $5 million • Diverse referral source relationships • Quality people who will succeed in Encompass culture • Strengthen existing referral relationships; establish new relationships • Install/enhance technology platform "Homecare Homebase" • Roll-out care transition program to reduce readmissions through safe/effective inpatient to home transition • Introduce "Clinical Specialty Programs" for high-risk patients Encompass has a strong record of meaningful growth through acquisitions. (1) Each acquisition may include multiple locations. ($millions)

18 Future Growth: Coordinated Care Delivery Models Commitment to coordinated care is enhanced by utilization of technology: • Electronic clinical information system in 58 hospitals as of YE 2014; capable of interfacing with all major acute care EMR systems • Homecare Homebase (HCHB) leading home care technology manages the entire patient work flow. • Ability to use data from both to develop clinical protocol "best practices" Strong balance sheet and free cash flow: • No significant debt maturities prior to 2019 • Ample liquidity under revolving credit facility • Consistently strong free cash flow Currently participating in several initiatives: • IRFs accepted into Phase I of CMS bundling initiative; Decision on Phase II expected in January 2015 with April 2015 start date • Encompass has partnered with Premier PHC,TM an ACO serving 20,000 Medicare patients • Exploring ACO participation in several other markets (1) See slide 8 in the Q3 2014 Investor Reference Book filed in a Form 8-K with the SEC on November 20, 2014. (2) Internal Encompass data and OCS HomeCare (National Research Corporation) High-quality, cost-effective IRF provider: • FIM® gains consistently exceed industry results. • Scale and operating leverage contribute to low cost per discharge.(1) • On average, Medicare pays HealthSouth less per discharge although HealthSouth treats a higher acuity patient.(1) High-quality, cost-effective home care provider: • Lower re-hospitalization rates than national average (2) • Scale and operating leverage contribute to low cost per visit • Consistent use of evidence-based clinical pathways • Outcome-based "Clinical Specialty Programs" Strong balance sheet and free cash flow: • No significant debt maturities prior to 2019 • Ample liquidity under revolving credit facility • Consistently strong free cash flow • 80 of 107 HealthSouth IRFs are owned vs. leased. Positioned to succeed in coordinated care delivery models by offering both "facility-based" and "home-based" post-acute services Track record of successful partnerships with acute care providers: • 32 IRFs are joint ventured with acute care systems – Barnes-Jewish – University of Virginia Medical Center – Vanderbilt University

19 Appendix

20 Acquisition of Encompass Home Health & Hospice - Transaction Summary • 5th largest provider of Medicare-focused (82% Medicare) skilled home health services in the U.S. with 135 locations • Approx. 4,900 employees making over 2.1 million total patient visits annually • Approx. revenue of $370 million(1) for full-year 2014 (1) Revenue not pro forma for recent acquisitions Encompass presence, year of entry and current market position 2007 #1

21 Acquisition of Encompass Home Health & Hospice - Strategic Rationale ü New growth opportunity: $33.5 billion in Medicare spending on home health and hospice services ü Brings together two best-of-class, post-acute providers with regard to patient outcomes and operating efficiency ü Compatible corporate cultures dedicated to patient care, employee satisfaction and shareholder value ü Highly complementary business serving the Medicare beneficiary population ü Favorable demographic trends driving increased demand for both inpatient rehabilitation and home health/hospice services ü Enhanced positioning to participate in integrated delivery and value-based payment models ü Shared commitment to technology-enabled business processes ü Scalable management teams and supporting infrastructure facilitating accelerated growth ü Ability to leverage balance sheet capacity into a highly accretive transaction ü Sufficient free cash flow and capital available to fund growth opportunities in both IRF and home health/hospice segments

22 Encompass Home Health & Hospice 2013 2014 $302 $370 Medicare: 82% Managed Care/ MA/Other: 10% Medicaid: 8% Revenue (1) Payor Mix (1) Admissions Total Episodes Hospice Daily Census 2013 2014 39,350 49,007 2013 2014 80,594 98,627 Visits per Episode 21.0 20.4 2013 2014 268 387 (1) Revenue for 2014 is estimated; Payor mix reflects estimated 2014 revenue

23 Approx. 54% or approx. 72,300 (1) of HealthSouth's discharges went to home health in 2014. 55% of Encompass' locations overlap with 30% of HealthSouth's hospitals. ~72,300 Discharges to Home Health HealthSouth 70% non-overlap Encompass 45% non-overlap ~21,700 Discharges to Home Health (1) Represents 2014 full-year discharges HealthSouth and Encompass Market Overlap Approx. 5,900 discharges, or 8%, went to HealthSouth home health. Approx. 850 discharges, or 1%, went to Encompass home health. Approx. 800 discharges, or 4%, went to Encompass home health.

24 Business Outlook: IRF Revenue Assumptions Volume • 2.5% to 3.5% annual growth (excludes acquisitions) • Includes bed expansions, de novos and unit consolidations 2% Sequestration (2) Medicare Pricing FY 2015 (3) Q414 - Q315 FY 2016 Q415 - Q316 FY 2017 Q416 - Q317 Market basket update (1) 2.9% 2.9% 2.9% Healthcare reform reduction 20 bps 20 bps 75 bps Healthcare reform productivity adjustment 50 bps ~ 100 bps ~ 100 bps Payor Mix by Discharges Managed Care Medicare 72% 21% Other7% Managed Care Expected Price Increases 2015 2016 2017 2-4% 2-4% 2-4% (1) Medicare IRF-PPS Final Rule for FY 2015; management’s estimate for FY 2016 and FY 2017 (2) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. This automatic reduction, known as “sequestration,” resulted in a net year-over-year decrease to our net operating revenues of approx. $9 million in 2014 (anniversaried April 1, 2014). (3) HealthSouth believes, based on the Medicare IRF-PPS Final Rule for FY 2015, it should realize a net increase of approx. 2.3% in FY 2015 before sequestration. Revenue

25 Business Outlook: IRF Expense Assumptions General and Administrative ~4% of revenue (excludes stock-based compensation) Expense Salaries & Benefits (1) 2015 2016 2017 Merit increases 2.0-2.5% 2.5-3.0% 2.5-3.0% Benefit costs increases 5-8% 5-8% 5-8% Hospital Expenses • Other operating expenses and supply costs tracking with inflation • Occupancy costs declining as a percent of revenue • Bad debt expense of approx. 1.5% Salaries & Benefits Hospital Expenses (1) Salaries, Wages and Benefits: ~ 89% Salaries and Wages; ~11% Benefits

26 Income Tax Considerations GAAP Considerations: • As of 9/30/14, the Company’s federal NOL had a gross balance of approx. $688 million. • The Company has a remaining valuation allowance of approx. $30 million related to state NOLs. • The Encompass acquisition includes an approx. $40 million (NPV) tax benefit. Cash Tax Payment: • In 2014, the Company expects to pay approx. $16 million of income tax, net of refunds. • HealthSouth is not currently subject to an annual use limitation ("AUL") under Internal Revenue Code Section 382 ("Section 382"). An "ownership change," as defined by Section 382, could subject the Company to an AUL, which would approximate the value of the Company at the time of the "ownership change" multiplied by the long- term tax exempt rate.

Priorities for Reinvesting Free Cash Flow

Priority	Category	Item	2015 Assumptions	2014 Estimates [1]	2013 Actuals
Remains Highest Priority	Growth in Core Business	IRF bed expansions	$30 to $40	$24	$24.9
		New IRF's			
		- De novos	40 to 60	53	26.6
		- Acquisitions	TBD	20	28.9
		New home health and hospice acquisitions	30 to 40	696 [2]	—
			$100 to $140, excluding IRF acquisitions	$793	$80.4
			2015 Assumptions	**2014 Estimates**	**2013 Actuals**
Opportunity	Debt Reduction	Debt borrowings (redemptions), net [2] [3] [4]	TBD	$610	($264.0)
		Purchase leased properties	—	20	90.3
Complements Growth Investments	Shareholder Distributions	Convertible preferred stock repurchase [3]	—	—	249.0
		Cash dividends on common stock[5]	74	66	15.7
		Common stock repurchase (~$207 million authorization remaining as of December 31, 2014)[6]	TBD	43	234.1
			TBD	$739	$325.1

(1) The Company has not yet closed its books for Q4 2014 and year-end 2014.

(2) The Encompass acquisition was funded using draws under our revolving credit facility and our expanded term loan facility. See slide 30.

(3) In 2013, the Company issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. Excluding fees, no cash was used in the transaction. The Company recorded approx. $249 million as debt and approx. $71 million as equity.

(4) Detailed information on debt transactions can be found on slide 30.

(5) On July 25, 2013, the board of directors approved the initiation of a quarterly cash dividend on our common stock of $0.18 per share. On July 17, 2014, the board of directors approved a $0.03 per share, or 16.7%, increase to the quarterly cash dividend on our common stock.

(6) On February 14, 2014, the board of directors approved an increase in our existing common stock repurchase authorization from $200 million to $250 million. The $234 million reflects the tender offer completed in Q1 2013 for approx. 9.5% of the common shares.

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HEALTHSOUTH

Debt Maturity Profile

HealthSouth is positioned with a cost-efficient, flexible capital structure.

Preliminary Dec. 31, 2014 (1)



($ in millions)
$243 Undrawn
$325 Drawn + $32 LC
$450 Term Loan (2)
Call schedule:
• February 15, 2015 (price 104.063)
• February 15, 2016 (price 102.708)
• February 15, 2017 (price 101.354)
• February 15, 2018 and thereafter (price 100.000)
$287 Senior Notes 8.125%
$227 Senior Notes (3) 7.75%
$456 Senior Notes (2)(3) 5.75%
Holders have a put option in 2020
$258 Conv. Sr. Sub. Notes (4) 2.0%
2015
2018 (3)
2019
2019
2020
2021
2022
2023
2024
2043

(1) Does not include approx. $93 million of convertible perpetual preferred stock, approx. $83 million of capital leases, and approx. $42 million of other notes payable.

(2) In September 2014, the Company issued an additional $175 million of its 5.75% senior notes due 2024 and amended the credit agreement governing its senior secured credit facility to extend the maturity to September 2019 and added a $150 million term loan commitment. In December 2014, the Company increased the term loan by $300 million.

(3) The 2022 and 2024 senior notes become callable in 2015 and 2017, respectively. In December 2014, the Company redeemed 10% (approx. $25 million) of the 7.75% senior notes due 2022. In October 2014, the Company redeemed all of its 7.25% senior notes due 2018.

(4) On November 18, 2013, the Company closed separate, privately negotiated exchange agreements under which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. As of 12/31/14, approx. $62 million remains as an unamortized debt discount.

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HEALTHSOUTH

Debt and Liquidity

Total Debt



(billions)
4.6x
Leverage Ratio(1)
3.7x
$1.66
$1.51
$1.25
$1.25
$1.52
$2.13
2009
2010
2011
2012
2013
Prelim. 2014 (2)

Liquidity

		Preliminary Dec. 31, 2014		Dec. 31, 2013
Cash Available	$	47.5	$	64.5
Revolver and Term Loan Total	$	1,050.0	$	600.0
Less:				
- Draws		(775.0)		(45.0)
- Letters of Credit		(31.8)		(36.5)
Available	$	243.2	$	518.5
Total Liquidity	$	290.7	$	583.0

Credit Ratings

	S&P	Moody's
	BB-	Ba3
Corporate Rating	Stable	Stable
Revolver Rating	BB+	Baa3
Senior Notes Rating	BB-	B1

(1) Based on 2009 Adjusted EBITDA of $363.7 million and 2014 Adjusted EBITDA guidance of $575 - $580 million; reconciliation to GAAP provided on slides 32 - 37.

(2) In December 2014, the Company increased the draw on the term loan by $300 million. In December 2014, the Company redeemed 10% (approx. $25 million) of the 7.75% senior notes due 2022. In October 2014, the Company redeemed all of its 7.25% senior notes due 2018.
In September 2014, the Company issued an additional $175 million of its 5.75% senior notes due 2024 and amended the credit agreement governing its senior secured credit facility to extend the maturity to September 2019 and add a $150 million term loan commitment. On December 31, 2014 HealthSouth closed on the acquisition of Encompass for a purchase price of $750 million.

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HEALTHSOUTH

Debt Schedule

(Millions) Corporate	Credit Rating S&P BB-	Credit Rating Moody's Ba3	Preliminary Dec. 31 2014 [1]	Dec. 31, 2013	Change in Debt vs. YE 2013
Advances under $600 million revolving credit facility, September 2019 - 1 Month LIBOR +175bps [1]	BB+	Baa3	$ 325.0	$ 45.0	$ 280.0
Term loan facility, September 2019 - 1 Month LIBOR +175bps [1]	BB+	Baa3	450.0	—	450.0
Bonds Payable:					
7.25% Senior Notes due 2018 [1]	BB-	B1	—	272.4	(272.4)
8.125% Senior Notes due 2020	BB-	B1	287.0	286.6	0.4
7.75% Senior Notes due 2022 [1]	BB-	B1	227.1	252.5	(25.4)
5.75% Senior Notes due 2024 [1]	BB-	B1	456.2	275.0	181.2
2.00% Convertible Senior Subordinated Notes due 2043 [2]			258.0	249.5	8.5
Other notes payable			41.6	47.6	(6.0)
Capital lease obligations			82.7	88.9	(6.2)
Long-term debt			$ 2,127.6	$ 1,517.5	$ 610.1
Debt to Adjusted EBITDA [3]			**3.7x**	**2.8x**	

(1) In September 2014, the Company issued an additional $175 million of its 5.75% senior notes due 2024 and amended the credit agreement governing its senior secured credit facility to extend the maturity to September 2019 and add a $150 million term loan commitment. In October 2014, the Company redeemed all of its 7.25% senior notes due 2018. In December 2014, the Company redeemed 10% (approx. $25 million) of the 7.75% senior notes due 2022. In December 2014, the Company increased the term loan facility by $300 million to fund the Encompass acquisition.

(2) On November 18, 2013, the Company closed separate, privately negotiated exchange agreements under which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity.

(3) Based on 2014 guidance range for Adjusted EBITDA of $575 - $580 million and 2013 Adjusted EBITDA of $551.6 million; reconciliation to GAAP provided on slides 32, 33 and 37.

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HEALTHSOUTH

Adjusted Free Cash Flow History [(1)]

(Millions)	Q3 2014	Q3 2013	9 Months 2014	9 Months 2013	Full Year 2013	Full Year 2012	Full Year 2011	Full Year 2010	Full Year 2009
Net cash provided by operating activities	$ 139.6	$ 142.6	$ 374.7	$ 369.4	$ 470.3	$ 411.5	$ 342.7	$ 331.0	$ 406.1
Impact of discontinued operations	(0.2)	1.2	1.0	1.4	1.9	(2.0)	(9.1)	(13.2)	(5.7)
Net cash provided by operating activities of continuing operations	139.4	143.8	375.7	370.8	472.2	409.5	333.6	317.8	400.4
Capital expenditures for maintenance [(2)]	(18.1)	(18.6)	(65.9)	(54.3)	(74.8)	(83.0)	(50.8)	(37.9)	(33.2)
Net settlements on interest rate swaps	—	—	—	—	—	—	(10.9)	(44.7)	(42.2)
Dividends paid on convertible perpetual preferred stock	(1.6)	(5.7)	(4.7)	(17.2)	(23.0)	(24.6)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(14.2)	(10.2)	(39.6)	(34.1)	(46.3)	(49.3)	(44.2)	(34.4)	(32.6)
Non-recurring items:									
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	—	—	—	—	—	—	—	—	(73.8)
Net premium (received) paid on bond issuance/ redemption	(6.3)	—	(6.3)	—	1.7	1.9	22.8	—	—
Cash paid for professional fees - accounting, tax, and legal	4.1	1.7	7.3	5.3	7.0	16.1	21.0	17.2	15.3
Cash paid for government, class action, and related settlements	—	(4.6)	(0.6)	(5.9)	(5.9)	(2.6)	5.7	2.9	11.2
Income tax refunds related to prior periods	—	—	—	—	—	—	(7.9)	(13.5)	(63.7)
Adjusted free cash flow [(1)]	**$ 103.3**	**$ 106.4**	**$ 265.9**	**$ 264.6**	**$ 330.9**	**$ 268.0**	**$ 243.3**	**$ 181.4**	**$ 155.4**
Cash dividends on common stock	**$ 15.8**	**—**	**$ 47.4**	**—**	**$ 15.7**	**—**	**—**	**—**	**—**

(1) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends are not included in the calculation of adjusted free cash flow.

(2) Capital expenditures for maintenance are expected to be approx. $92 million for 2014 and between $90 million and $100 million for 2015.

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HEALTHSOUTH

32 Reconciliation of Net Income to Adjusted EBITDA (1) 2014 Q1 Q2 Q3 9 Months (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Net Income $ 61.5 $ 97.9 $ 64.8 $ 224.2 Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.1 (3.8) 0.9 (2.8) Net income attributable to noncontrolling interests (14.8) (14.8) (14.7) (44.3) Income from continuing operations attributable to HealthSouth (2) 46.8 $ 0.48 79.3 $ 0.81 51.0 $ 0.53 177.1 $ 1.82 Gov't, class action, and related settlements — (0.8) — (0.8) Pro fees - acct, tax, and legal 1.6 2.0 4.0 7.6 Provision for income tax expense 32.8 36.5 22.1 91.4 Interest expense and amortization of debt discounts and fees 27.9 27.8 27.8 83.5 Depreciation and amortization 26.4 26.4 27.4 80.2 Gain on consolidation of Fairlawn Rehabilitation Hospital — (27.2) — (27.2) Other, including net noncash loss on disposal or impairment of assets 1.3 1.7 2.7 5.7 Stock-based compensation expense 7.3 7.0 5.0 19.3 Adjusted EBITDA (1) $ 144.1 $ 152.7 $ 140.0 $ 436.8 Weighted average common shares outstanding: Basic 87.3 86.7 86.5 86.8 Diluted 100.9 100.6 100.5 100.7 (1) (2) – See notes on slide 37.

33 Reconciliation of Net Income to Adjusted EBITDA (1) 2013 Q1 Q2 Q3 Q4 Full Year (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income $ 65.9 $ 179.0 $ 72.3 $ 64.2 $ 381.4 Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.4 (0.1) 0.9 (0.1) 1.1 Net income attributable to noncontrolling interests (14.6) (13.8) (14.1) (15.3) (57.8) Income from continuing operations attributable to HealthSouth (2) 51.7 $ 0.48 165.1 $ 1.66 59.1 $ 0.59 48.8 $ (0.31) 324.7 $ 2.59 Gov't, class action, and related settlements — (2.0) (21.3) (0.2) (23.5) Pro fees - acct, tax, and legal 1.4 2.2 4.2 1.7 9.5 Provision for income tax expense (benefit) 33.5 (86.5) 35.2 30.5 12.7 Interest expense and amortization of debt discounts and fees 24.2 24.4 25.3 26.5 100.4 Depreciation and amortization 22.1 23.1 24.3 25.2 94.7 Loss on early extinguishment of debt — — — 2.4 2.4 Other, including net noncash loss on disposal of assets 0.1 1.7 2.5 1.6 5.9 Stock-based compensation expense 6.3 6.5 6.2 5.8 24.8 Adjusted EBITDA (1) $ 139.3 $ 134.5 $ 135.5 $ 142.3 $ 551.6 Weighted average common shares outstanding: Basic 94.0 86.1 86.2 86.4 88.1 Diluted 107.1 99.8 100.4 100.8 102.1 (1) (2) – See notes on slide 37.

Reconciliation of Net Income to Adjusted EBITDA [1]

(in millions, except per share data)	2012 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 56.8		$ 59.9		$ 59.9		$ 59.3		$ 235.9	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.4		(3.5)		0.5		(1.9)		(4.5)	
Net income attributable to noncontrolling interests	(12.6)		(13.2)		(12.8)		(12.3)		(50.9)	
Income from continuing operations attributable to HealthSouth [2]	44.6	$ 0.39	43.2	$ 0.38	47.6	$ 0.44	45.1	$ 0.41	180.5	$ 1.62
Gov't, class action, and related settlements	—		—		(3.5)		—		(3.5)	
Pro fees - acct, tax, and legal	3.6		5.5		4.1		2.9		16.1	
Provision for income tax expense	29.1		26.9		28.1		24.5		108.6	
Interest expense and amortization of debt discounts and fees	23.3		23.0		23.5		24.3		94.1	
Depreciation and amortization	19.5		20.0		21.3		21.7		82.5	
Loss on early extinguishment of debt	—		—		1.3		2.7		4.0	
Gain on consolidation of St. Vincent Rehabilitation Hospital	—		—		(4.9)		—		(4.9)	
Other, including net noncash loss on disposal of assets	0.8		0.6		1.6		1.4		4.4	
Stock-based compensation expense	6.1		5.9		6.1		6.0		24.1	
Adjusted EBITDA [1]	$ 127.0		$ 125.1		$ 125.2		$ 128.6		$ 505.9	
Weighted average common shares outstanding:										
Basic		94.5		94.6		94.7		94.7		94.6
Diluted		108.7		108.0		108.1		108.0		108.1

(1) (2) – See notes on slide 37.

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HEALTHSOUTH

35 Reconciliation of Net Income to Adjusted EBITDA (1) 2011 Q1 Q2 Q3 Q4 Full Year (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net Income $ 91.5 $ 32.3 $ 68.3 $ 62.5 $ 254.6 (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) 62.2 $ 0.57 19.4 $ 0.14 22.2 $ 0.17 55.0 $ 0.50 158.8 $ 1.39 Gov't, class action, and related settlements — (10.6) — (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt — 26.1 12.7 — 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1) $ 117.5 $ 115.3 $ 110.5 $ 122.9 $ 466.2 Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 (1) (2) – See notes on slide 37.

36 Reconciliation of Net Income to Adjusted EBITDA (1) 2009 2010 (in millions, except per share data) Total Per Share Total Per Share Net income $ 128.8 $ 939.8 Income from disc ops, net of tax, attributable to HealthSouth (17.7) (9.2) Net income attributable to noncontrolling interests (34.0) (40.8) Income from continuing operations attributable to HealthSouth (2) 77.1 $ 0.57 889.8 $ 8.20 Gov't, class action, and related settlements 36.7 1.1 Pro fees-acct, tax, and legal 8.8 17.2 Loss on interest rate swaps 19.6 13.3 Provision for income tax benefit (2.9) (740.8) Interest expense and amortization of debt discounts and fees 125.7 125.6 Depreciation and amortization 67.6 73.1 Impairment charges, including investments 1.4 — Net noncash loss on disposal of assets 3.4 1.4 Loss on early extinguishment of debt 12.5 12.3 Stock-based compensation expense 13.4 16.4 Other 0.4 0.2 Adjusted EBIDTA (1) $ 363.7 $ 409.6 Weighted average common shares outstanding: Basic 88.8 92.8 Diluted 103.3 108.5 (1) (2) – See notes on slide 37.

37 Reconciliation Notes for Slides 32 - 36 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock, income allocated to participating securities, and the repurchase premium on shares of preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock.